                        Independent Auditors' Consent

The Board of Trustees
Oppenheimer Trinity Value Fund
And Oppenheimer Value Fund:

We consent to the use of our incorporation by reference in the Registration
Statement of Oppenheimer Value Fund on Form N-14 of our reports dated August
21, 2002 and November 21, 2002 relating to the financial statements and financial highlights appearing in the July 31, 2002 Annual Report to the
Shareholders of Oppenheimer Trinity Value Fund and in the October 31, 2002
Annual Report to the Shareholders of Oppenheimer Value Fund, respectively.

We also consent to the reference to our firm under the headings "What are the
Tax Consequences of the Reorganization" and "Agreement and Plan of
Reorganization" in the combined Prospectus and Proxy Statement which is part of the Registration Statement of Oppenheimer Value Fund on Form N-14.

                                                /s/KPMG LLP
                                                -----------
                                                KPMG LLP

Denver, Colorado
July 15, 2003